SCHEDULE 14A
                           Proxy Statement Pursuant to
                    Section 14(a) of the Securities Exchange
                         Act of 1934 (Amendment No. __)


Filed by the Registrant                     [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                          Amylin Pharmaceuticals, Inc.
                (Name of Registrant as Specified In Its Charter)

                                  CARL C. ICAHN
                             DR. ALEXANDER J. DENNER
                               DR. THOMAS F. DEUEL
                                  MR. MAYU SRIS
                               MR. JEFFREY MECKLER
                                  DR. ERIC ENDE
                                ICAHN PARTNERS LP
                          ICAHN PARTNERS MASTER FUND LP
                        ICAHN PARTNERS MASTER FUND II LP
                        ICAHN PARTNERS MASTER FUND III LP
                           ICAHN ENTERPRISES G.P. INC.
                         ICAHN ENTERPRISES HOLDINGS L.P.
                                   IPH GP LLC
                               ICAHN CAPITAL L.P.
                                ICAHN ONSHORE LP
                                ICAHN OFFSHORE LP
                                  BECKTON CORP.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]  No fee required.

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


On May 20, 2009, Carl C. Icahn issued the following press release.




For Immediate Release                                       Contact Susan Gordon
May 20, 2009                                                212 702-4309


                 THREE INDEPENDENT PROXY ADVISORY FIRMS SUPPORT
                   STOCKHOLDER NOMINEES IN AMYLIN PROXY FIGHT

New York, New York - May 20, 2009 - Carl C. Icahn announced today that three influential independent proxy voting advisory services, RiskMetrics Group, Glass Lewis & Co and PROXY Governance, Inc., have recommended that stockholders of Amylin Pharmaceuticals, Inc. (NASDAQ: AMLN) support stockholder nominees for election to the Board of Directors of Amylin's at the 2009 Annual Meeting of Stockholders.

     o RiskMetrics Group has recommended that Amylin stockholders vote FOR the election of our nominee, Dr. Alexander J. Denner and FOR the election of Eastbourne nominees, Dr. Kathleen Behrens and Charles Fleischman.
     o Glass Lewis & Co has recommended that Amylin stockholders vote FOR the election of our nominee Dr. Alexander J. Denner and Eastbourne nominees, Dr. Kathleen Behrens and Jay Sherwood.
     o PROXY Governance, Inc. has recommended Amylin stockholders vote FOR the election of our nominees, Dr. Alexander J. Denner and Dr. Thomas Deuel and Eastbourne nominees, Dr. Kathleen Behrens, Charles Fleischman and Jay Sherwood.

In order to follow any of the above recommendations, which were made by three leading independent proxy voting advisory services, stockholders CANNOT use the blue proxy card since the names of the nominees of Icahn and Eastbourne cannot be written in. To reiterate, stockholders should NOT vote the blue proxy card because the blue proxy card will NOT allow stockholders, among other things, to vote for either of our nominees (Dr. Alexander J. Denner and Dr. Thomas Deuel).

We urge stockholders to use our GOLD proxy card to elect Dr. Alexander J. Denner and Dr. Thomas Deuel. The GOLD proxy card will allow stockholders to vote for Dr. Alexander J. Denner and Dr. Thomas Deuel and will have the effect of voting for the Eastbourne nominees as well as the seven management nominees described thereon. If you wish to withhold authority for any of our nominees or any of the nominees of Eastbourne or any of the seven management nominees you may mark the "for all except" box and write the name of the nominees you do not support.

Stockholders are reminded that they CANNOT vote the blue proxy card to vote for any of our nominees or any of the nominees of Eastbourne and are urged to support our nominees on our GOLD proxy card.

If you have any questions about voting your shares, please call Edward McCarthy or Richard Grubaugh of D.F. King & Co., Inc at (212) 269-5550.



ON MAY 6, 2009, THE PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE
DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, DR. ALEXANDER J. DENNER, DR. THOMAS F. DEUEL, MAYU SRIS, JEFFREY MECKLER, DR. ERIC ENDE, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP., AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF AMYLIN PHARMACEUTICALS, INC. FOR USE AT ITS ANNUAL MEETING, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF AMYLIN PHARMACEUTICALS INC. FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING D.F. KING & CO., INC. BY TELEPHONE TOLL FREE AT 1-800-488-8075.